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                                                                EXHIBIT 99.10(b)

[Letterhead of Van Eck Global]

October 9, 1995



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Gentlemen or Ladies:

As counsel to Van Eck Worldwide Insurance Trust, I have reviewed Post-Effective Amendment No. 15 (the "Amendment") to Registration Statement No. 33-13019. My review of the Amendment has not revealed any disclosure which would render the Amendment ineligible to become effective pursuant to Rule 485(b) under the Securities Act of 1933.

Very truly yours,

/s/ Thaddeus Leszczynski

Thaddeus Leszczynski
Secretary